Exhibit 99.1

CEO Mark Whiston addresses your questions on market timing issues...

By now, you’ve likely received a letter from me regarding this subject and you may have seen news reports about the New York Attorney General’s investigation into the mutual fund industry’s trading practices and how it affects Janus.

I realize some of you may be wondering what this is all about; how it may affect you and your investments, and to what degree Janus is involved. So I wanted to take this opportunity to address some of the questions we’ve been hearing from our shareholders. And, provide you with an update on the steps we’re taking to do right by you.

Above all, I want you to know that we remain squarely focused on the job you hired us to do, which is live up to the trust you’ve placed in us while delivering solid investment returns to you.

(See inside for questions and answers)

1. What happened?

Several weeks ago, the New York Attorney General filed a complaint alleging that a hedge fund, Canary Capital Partners LLC, engaged in mutual fund trading practices which could potentially disadvantage shareholders in certain funds. Specifically, the complaint cited “late-day trading” and “market timing” (also known as frequent trading) as two methods that the hedge fund used in its investment strategies.

While Janus was not named as a defendant in that complaint, was not cited in connection with any late-day trading and has not been charged with any wrongdoing, we are mentioned in the complaint as allowing Canary Capital to market time select Janus funds. The complaint alleges that this practice is in contradiction to Janus’ stated prospectus policies.

2. What exactly is market timing?

Market timing is an investment technique involving frequent short-term trading of mutual fund shares. The technique is designed to exploit inefficiencies in the way mutual fund companies price their shares in an attempt to capture gains, which may dilute returns for long-term shareholders.

Market timing is discouraged by Janus and by most mutual fund companies as this activity may interfere with the management of a fund.

3. How can market timing cause interference to a fund?

Excessive trading activity may cause a portfolio manager to buy and sell securities more frequently than he or she otherwise would, thereby increasing the fund’s trading costs.

Excessive trading may also impact a portfolio manager’s decision to sell a security, potentially causing him or her to prematurely sell into a rising or falling market. This issue tends to be magnified in smaller funds or if a portfolio manager’s investment strategy involves holding little or no cash in the portfolio. Additionally, the NY Attorney General’s complaint alleges that market timing causes dilution of the value of shares owned by long-term shareholders.

4. What is late-day trading?

A late-day trade attempts to profit from news events that occur after the market has already closed for the day. This is illegal. In effect, this allows an investor to fraudulently “place a bet on yesterday’s horse race,” as the NY Attorney General’s complaint described it. Janus has no agreements that would permit this illegal practice.

5. How can Janus be sure late-day trading didn’t occur within its funds?

The majority of firms in the securities industry, Janus included, have strict procedures and sophisticated systems in place to ensure that trades are correctly accounted for. However, as the NY Attorney General’s complaint points out, there are investors and organizations out there who have found ways to circumvent the rules.

Janus has no agreements permitting clients or shareholders to buy fund shares after market close (normally, 4 p.m. Eastern time) and obtain that day’s price. Additionally, Janus has explicit language in its trade settlement and clearing agreements with other firms to prevent fraudulent pricing activity. We are continuing to work with the NY Attorney General and other regulatory agencies to determine whether Janus fund shareholders were the victims of any fraudulent acts involving such trading.

6. What about market timing/frequent trading? What was the extent of this at
Janus?

We believe there were a total of 12 discretionary arrangements in Janus’ US-based mutual fund business and all of these have been terminated. However, our analysis to date suggests that only four of these actually engaged in frequent trading. Within these four arrangements, we believe the frequent trading activity was within five retail funds (Janus Mercury Fund, Janus Worldwide Fund, Janus Enterprise Fund, Janus High-Yield Fund, and Janus Overseas Fund) and two Adviser funds (Janus Adviser Worldwide Fund and Janus Adviser International Growth Fund). By contrast, Janus has over four million investor and client relationships and performs over ten million transactions each year within its 58 US-based funds.

Based on our latest information, we have determined that the total assets represented by these few arrangements, at their peak, accounted for approximately one-quarter of one percent (0.25%) of our total assets under management.

This isn’t intended to excuse what happened. But it does reflect the limited scope of Janus’ involvement in this type of discretionary arrangement.

7. How did frequent trading affect the Janus funds I own?

Ernst & Young LLP, an external auditor hired by the funds’ Independent Trustees, will assess the financial impact that may have occurred to any funds. As I’ve stated from the beginning, any investor whose funds were negatively affected by frequent trading will be made whole.

8. How did Janus enter into frequent trading arrangements if its funds’
prospectuses seek to limit this activity?

This issue is at the root of our internal review. While Janus has numerous policies and procedures in place to deter market timing activity, it appears that a few employees believed that limited, controlled market timing was permitted by the prospectus language and was not harmful to the funds or their shareholders. While in retrospect, these may have been questionable judgments, we are working hard to determine if these decisions caused any financial harm to the funds or their shareholders.

9. How will Janus hold these employees accountable?

It appears from our investigation to date that certain employees central to these decisions are no longer employed by Janus. However, if our internal review concludes that any current Janus employee did not act in good faith or knowingly disregarded the best interests of fund shareholders, we will take appropriate action.

10. What steps has Janus taken to ensure this never happens again?

The Independent Trustees of the funds have met many times over these last few weeks to set a clear direction for resolving this issue. In one of many actions, they have directed Ernst & Young LLP to work with Janus’ management team to develop and implement additional policies and procedures to discourage, restrict, and detect frequent trading on a go-forward basis.

The Independent Trustees have also increased their focus on fair-value pricing and other measures that can be used to limit frequent trading. (Fair value pricing is a protective technique that attempts to “price-in” or account for likely future pricing movements and eliminate market timers’ gains.) Additionally, the Independent Trustees are working with the Janus funds’ auditors, PricewaterhouseCoopers LLP, to review and strengthen the scope of all future audits. I am fully supportive and involved in these reviews and revisions of policy.

11. If any shareholders were adversely impacted, how will Janus ensure they are made whole?

Janus will proactively contribute all management fees it earned from these discretionary arrangements. These fees will be paid to the affected funds which will directly benefit the fund shareholders. And, to the extent that any fund shareholders were adversely affected — which could include increased transaction costs, the waiver of fees and possible dilution to the funds — Janus will ensure these investors are made whole.

Janus maintains extensive and accurate shareholder records and, if reimbursements are warranted, shareholders or the funds will receive them automatically.

Furthermore, any and all costs associated with this matter will be paid by Janus Capital Group, not our fund shareholders.

12. What’s next?

We are working with the NY Attorney General and industry regulators to promptly resolve this issue to the satisfaction of all parties, especially our shareholders.

Janus will summarize the results of the independent audit of its funds for shareholders when this information becomes available, most likely in early 2004.

We are committed to keeping you well-informed. Our Web site, www.janus.com, will have all updates available and, of course, our customer service representatives may be reached at 1-800-261-5824. They are available 9 a.m. to 6 p.m. (Eastern time) Monday through Friday to assist you in any way possible.

I realize you may be asking yourself, “How can I have confidence in Janus and why should I continue to invest with them?”

Over the course of three decades, Janus has worked hard to ensure that your money is well-managed and that your investment needs are well-served. Janus has developed a reputation for integrity and it is a heritage I take very seriously. We know we must work to earn your trust every day. Now, we must work even harder. As such, we are actively working to reinforce our procedures and controls to ensure something like this never happens again.

Perhaps most importantly, we are not losing sight of why you invested with us in the first place: to reach your financial goals.

We’re encouraged by how our funds have responded to an improving economic environment. Each one of our funds is showing positive results over the past year and the majority of our retail funds are beating their respective indexes on a year-to-date basis (as of September 25, 2003).

Please see the enclosed performance update for Janus’ most recent and historical performance results, through September 30, 2003.

I sincerely appreciate your continued support and loyalty to Janus.